EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER
Regarding Founders’ Shares of
ABS Long/Short Strategies Fund
Tendered Pursuant to the Offer to Purchase
Dated July 14, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BEFORE 9:00 A.M., EASTERN TIME, ON AUGUST 15, 2016 UNLESS THE OFFER IS EXTENDED.

By Mail:
ABS Long/Short Strategies Fund
c/o UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, Wisconsin 53212

For additional information:

Phone: (877) 499-9990
Fax: (816) 860-3140

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its Founders’ Shares of ABS Long/Short Strategies Fund (“Shares”), or the tender of a portion of such Shares, for purchase by the ABS Long/Short Strategies Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[ ]	All Shares.

[ ]	Portion of Shares expressed as a specific dollar value. $___________

[ ]	Portion of Shares expressed as a specific number of Shares. ___________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares (or portion of the Shares) previously tendered will not be purchased by the ABS Long/Short Strategies Fund pursuant to the terms of the Offer of Purchase referenced above.
____________________________________ Signature of Shareholder	____________________________________ Signature of Joint Shareholder or Other Person whose signature is required
____________________________________ Print Name of Shareholder	__________________________________ Print Name Joint Shareholder or Other Person whose signature is required
____________________________________ Signature of Authorized Representative (if applicable)	____________________________________ Signature of other Authorized Representative whose signature is required (if applicable)
____________________________________ Print Name of Authorized Representative (if applicable)	____________________________________ Print Name of other Authorized Representative whose signature is required (if applicable)
____________________________________ Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	____________________________________ Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date: _____________________